UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

____________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 27, 2017 (March 22, 2017)

____________________

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 338-9119
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2017, National Instruments Corporation ("NI") announced the appointment of Karen Rapp to serve as the Chief Financial Officer of NI, commencing on May 9, 2017.

Ms. Rapp, age 49, joins NI from NXP Semiconductors N.V., a Dutch global semiconductor manufacturer ("NXP"), where she served as Senior Vice President of Corporate Development since NXP's acquisition of Freescale Semiconductor ("Freescale") in December 2015. Ms. Rapp previously served in several positions at Freescale, including Vice President and Chief Information Officer from April 2013 to December 2015 and Director of Operations and Finance, Global Sales and Marketing from April 2010 to April 2013.  Ms. Rapp holds a bachelor's degree in Finance from Northern Illinois University and an M.B.A. from the University of Texas at Austin.

In connection with the appointment, NI entered into an offer letter with Ms. Rapp dated March 22, 2017 (the "Offer Letter"). The material terms of the Offer Letter are as follows:

In her role as Chief Financial Officer, Ms. Rapp will receive an annual base salary of $375,000 (the "Base Salary"). Ms. Rapp will be eligible to participate in NI's annual incentive program and receive an annual cash incentive bonus. The initial target annual cash incentive shall be forty percent (40%) of the Base Salary

NI shall pay Ms. Rapp a cash signing bonus in the amount of $40,000. If Ms. Rapp voluntarily terminates her employment or is terminated for "cause" (as defined in the Offer Letter) within two years from the start of her employment, she is required to repay the amount of the signing bonus to NI.

Subject to the approval of the Compensation Committee of the Board of Directors of NI, Ms. Rapp shall receive a grant of twenty thousand (20,000) restricted stock units ("RSUs") under NI's 2015 Equity Incentive Plan (the "Plan"). The RSUs will vest 25% annually, and if NI terminates Ms. Rapp without "cause" (as defined in the Offer Letter) during the first two years of her employment, the vesting will accelerate and the RSUs will become fully vested. The award will be subject to the terms of the Plan and the related individual award agreement and is conditional upon Ms. Rapp's continued employment with NI through the designated award date.

The foregoing description of the Offer Letter is only a summary of the material terms of the letter and the Offer Letter will be filed with NI's quarterly report on Form 10-Q for the quarterly period ended March 31, 2017.

There were no arrangements or understandings between Ms. Rapp and any other persons pursuant to which she was selected as NI's Chief Financial Officer. There are no family relationships between Ms. Rapp and any director, executive officer, or person nominated or chosen by NI to become a director or executive officer of NI. NI has not entered into any transactions with Ms. Rapp that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	s/ DAVID G. HUGLEY
David G. Hugley Vice President & General Counsel; Secretary

Date:  March 27, 2017